Exhibit 5.1

                 [letterhead of Swidler Berlin Shereff Friedman]

                                              November 22, 2000

TTR Technologies, Inc.
2 Hanagar Street
Kfar Saba, Israel 44425

Ladies and Gentlemen:

            On the date hereof, TTR Technologies, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement"), relating to 1,500,000 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of the Company which are issuable pursuant to the terms of the 2000 TTR Technologies, Inc. Equity Incentive Plan (the "2000 Incentive Plan"). This opinion is an exhibit to the Registration Statement.

            We have at times acted as counsel to the Company with respect to certain U.S. corporate and securities matters, and in such capacity we are familiar with certain corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as described in the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders related to what we are opining on, the 2000 Incentive Plan and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. With respect to any matters concerning Delaware general corporate law involved in the opinions set forth below, any such opinions are based upon our reasonable familiarity with the Delaware General Corporation Law as a result of our reading of standard published compilations of such laws. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

            Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, when issued in accordance with the terms set forth in the 2000 Incentive Plan and awards duly approved and granted thereunder, the Shares to be issued in accordance with the terms of the 2000 Incentive Plan will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

            This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                        Very truly yours,


                            /s/ Swidler Berlin Shereff Friedman, LLP
                            SWIDLER BERLIN SHEREFF FRIEDMAN, LLP